WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2010

Company Declares First Quarter 2011 Cash Dividend

FOR IMMEDIATE RELEASE

Boston, Massachusetts – March 3, 2011 – Winthrop Realty Trust (NYSE:FUR), a leading real estate value investor, announced today financial and operating results for the fourth quarter and full year ended December 31, 2010.  All per share amounts are on a fully diluted basis.

Fourth Quarter 2010 Investment Activity

•
Acquired for $9.75 million an existing $39.0 million performing loan made to a private real estate equity fund and then modified the loan to provide for: (i) an interest rate of 15% on the $9.75 million investment amount; (ii) collateral in the form of a $3.0 million letter of credit, a first mortgage on land and other assets; and, (iii) a discounted payoff option after one year of $9.75 million.

•
Acquired at par a $21.4 million, variable rate (currently 7.98%) senior participation in a B Note secured by a first mortgage lien on a 951,000 square foot, recently constructed three building, class A office complex located in Sunnyvale, California.

•
Acquired for $5.25 million two bonds with an aggregate face amount of approximately $8.75 million, a weighted average interest rate of Libor plus 1.30% and a scheduled maturity date of November 1, 2011. The bonds are secured by the 260,000 square feet of office space constituting the office portion of Metropolitan Tower located in New York, New York.

•
Acquired at par a $3.5 million performing, 11% first mortgage loan secured by an interest in four class B office buildings, containing 91,100 square feet of office space in Phoenix, Arizona. The loan has a scheduled maturity date of October 31, 2011.

•
Executed on our strategy by foreclosing on a 118,000 square foot office building referred to as Crossroads II at Meridian, located in Englewood, Colorado, in which we held a first mortgage with a carrying amount of $8.4 million.

•
Purchased for $8.7 million a 118,000 square foot office building known as Crossroads I at Meridian located in Englewood, Colorado.  The Crossroads I is a sister property to the Crossroads II at Meridian office building and is adjacent thereto.

•	Purchased the land underlying the Plantation, Florida property leased to BellSouth Telecommunication, Inc. for $4.0 million.

•	Purchased the land underlying the Andover, Massachusetts property leased to PAETEC Communications, Inc. for $1.2 million.

•	Received $2.3 million from the repayment of two bonds purchased in the second quarter of 2010 for $1.2 million.

2011 Investment Activity

•
Executed an agreement to purchase for $25.2 million an effective 75% interest in a joint venture which own the general partnership interests in and developer fees and advances receivable of approximately $57.5 million from partnerships owning 26 multifamily and senior housing properties comprising approximately 4,400 units located primarily in the Pacific Northwest and California with original limited partner investments of $131.4 million.  The portfolio has an in place aggregate net operating income of approximately $23.5 million with respect to approximately $232.5 million in outstanding debt.  We expect to close this transaction in stages throughout the second quarter of 2011.

•
Formed a 50/50 joint venture to acquire for $15.6 million a performing $16.3 million first mortgage secured by a lien on a recently constructed, 26-story, 66 room limited service boutique hotel located on 46th Street between 5th and Madison Avenues in New York, New York.  The loan bears interest at a rate of 9.33% and will mature in May 2011, subject to one six month extension option.

•
Entered into an agreement to acquire in a 50/50 joint venture two non-performing first mortgage loans with a total outstanding balance of $35.6 million secured by two grocery anchored retail centers located in Riverside County, California.  The loans are in maturity default and are accruing interest at a default rate of 8.92%.  Assuming satisfactory due diligence, this transaction is expected to close in late March 2011.

•
Restructured a $30.1 million 5.88% interest rate performing first mortgage loan secured by a 276 unit Class A apartment community in Tempe, Arizona into a $15.2 million 4.85% interest senior participation and a $15.7 million junior participation with an effective current yield of 9.1% and a yield to maturity of 14.7%.  Concurrently with the restructuring the senior participation was sold at par.

•
Entered into an agreement to sell at par a $10.0 million sub participation interest secured by the Beverly Hills Hilton Hotel that we acquired in December 2009 for $5.25 million.  The purchaser has the right to close at any time up to July 9, 2011.

•
Entered into contracts to sell two of the vacant Kroger properties located in St. Louis, Missouri and Knoxville, Tennessee for an aggregate purchase price of $3.9 million, subject to the purchasers’ due diligence.

•	Increased our credit facility from $35.0 million to $50.0 million, with an expansion option of up to $150.0 million, and extended its maturity date to March 2014.

Michael L. Ashner, Winthrop’s Chairman and Chief Executive Officer, commented, “We are pleased with our accomplishments in 2010.  We deployed $160.6 million in a variety of deep value real estate investments including below replacement cost assets, deeply discounted bonds and non performing loans.  Our capital raise in September provided us with the additional funds necessary to expand our value real estate investment strategy.”  Mr. Ashner added, “Despite the nascent economic recovery, real estate fundamentals continue to remain anemic which we believe will provide Winthrop with one of the largest deal pipelines we have seen in more than a decade.  We are energized by the opportunities that we are seeing and look forward to a productive 2011.”

Fourth Quarter 2010 Financial Results

Net income applicable to Common Shares for the quarter ended December 31, 2010 was $3.8 million, or $0.14 per Common Share, compared with a net loss of ($6.0) million, or ($0.34) per Common Share for the quarter ended December 31, 2009.

For the quarter ended December 31, 2010, the Company reported Funds from Operations applicable to Common Shares (FFO) of $8.3 million, or $0.31 per Common Share, compared with negative FFO of ($2.0) million, or ($0.11) per Common Share for the quarter ended December 31, 2009.

Year Ended December 31, 2010 Financial Results

Net income applicable to Common Shares for the year ended December 31, 2010 was $16.2 million or $0.72 per Common Share as compared with a net loss of ($84.5) million or ($5.19) per Common Share for the year ended December 31, 2009.

FFO for the year ended December 31, 2010 was $32.4 million, or $1.41 per Common Share, compared with negative FFO of ($70.4) million, or ($4.32) per Common Share for December 31, 2009.

Supplemental Financial Information

Further details regarding financial results, properties and tenants can be accessed at www.winthropreit.com in the Investor Relations section.

First Quarter 2011 Dividend Declaration

The Company’s Board of Trustees declared a dividend for the first quarter of 2011 of $0.1625 per Common Share payable on April 15, 2011 to common shareholders of record on March 31, 2011.

The Company also has declared the regular quarterly cash dividend of $0.40625 per Series B-1 Preferred Share and per Series C Preferred Share which is payable on April 29, 2011 to the holders of Series B-1 Preferred Shares or Series C Preferred Shares, as applicable, of record on April 18, 2011.

Conference Call Information

The Company will host a conference call to discuss its fourth quarter and full year end 2010 results today, Thursday, March 3, 2011 at 2:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  A replay of the call will be available through April 6, 2011 by dialing (877) 660-6853; account #286, confirmation #361604.  An online replay will also be available through April 3, 2011.

About Winthrop Realty Trust

Winthrop Realty Trust is a real estate investment trust (REIT) that owns, manages and lends to real estate and related investments, both directly and through joint ventures.  Winthrop Realty Trust is listed on the New York Stock Exchange and trades under the symbol “FUR.”  The Company has executive offices in Boston, Massachusetts and Jericho, New York. For more information please visit www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Consolidated Financial Results

Financial results for the three months and year ended December 31, 2010 and 2009 are as follows (in thousands except per share amounts):

	(unaudited)		(unaudited)
	For the Three Months Ended December 31,		For Year Ended December 31,
	2010	2009	2010	2009

Revenue
Rents and reimbursements	$10,077	$9,412	$38,239	$40,021
Interest, dividends and discount accretion	5,381	874	17,128	7,336
	15,458	10,286	55,367	47,357
Expenses
Property operating	3,089	1,550	8,674	7,042
Real estate taxes	530	574	2,542	2,542
Depreciation and amortization	2,916	2,598	10,008	10,585
Interest	4,249	3,919	15,375	16,664
Provision for loss on loans receivable	-	-	-	2,152
Impairment loss on investments in real estate	-	10,000	-	10,000
General and administrative	2,711	2,166	8,834	7,303
State and local taxes	27	(54)	134	157
	13,522	20,753	45,567	56,445
Other income (loss)
Earnings (loss) from preferred equity investments	85	-	338	(2,108)
Equity in loss of equity investments	(679)	(2,891)	(2,007)	(103,092)
Realized gain (loss) on securities carried at fair value	(30)	2,142	558	5,416
Unrealized gain on securities carried at fair value	780	3,852	5,060	17,862
Impairment loss on real estate loan available for sale	-	-	-	(203)
Gain on extinguishment of debt	-	1,164	-	6,846
Realized gain on loan securities carried at fair value	469	-	469	-
Unrealized gain on loan securities carried at fair value	1,418	-	5,011	-
Interest income	45	27	139	172
	2,088	4,294	9,568	(75,107)

Income (loss) from continuing operations	4,024	(6,173)	19,368	(84,195)

Discontinued operations
Income (loss) from discontinued operations	157	664	(2,003)	865

Consolidated net income (loss)	4,181	(5,509)	17,365	(83,330)
Income attributable to non-controlling interest	(293)	(366)	(888)	(1,017)
Net income(loss) attributable to Winthrop Realty Trust	3,888	(5,875)	16,477	(84,357)
Income attributable to non-controlling redeemable preferred interest	(58)	(147)	(288)	(147)
Net income (loss) attributable to Common Shares	$3,830	$(6,022)	$16,189	$(84,494)

Comprehensive income (loss)
Consolidated net income (loss)	$4,181	$(5,509)	$17,365	$(83,330)
Change in unrealized gain on available for sale securities	-	(2)	2	19
Change in unrealized gain on interest rate derivative	30	137	22	543
Change in unrealized loss from equity investments	-	-	-	26,174
Comprehensive income (loss)	$4,211	$(5,374)	$17,389	$(56,594)

Per Common Share Data – Basic
Income (loss) from continuing operations	$0.13	$(0.38)	$0.81	$(5.24)
Income (loss) from discontinued operations	0.01	0.04	(0.09)	0.05
Net income (loss) attributable to Winthrop Realty Trust	$0.14	$(0.34)	$0.72	$(5.19)

Per Common Share Data – Diluted
Income (loss) from continuing operations	$0.13	$(0.38)	$0.81	$(5.24)
Income (loss) from discontinued operations	0.01	0.04	(0.09)	0.05
Net income (loss) attributable to Winthrop Realty Trust	$0.14	$(0.34)	$0.72	$(5.19)

Basic Weighted-Average Common Shares	27,023	17,608	22,566	16,277
Diluted Weighted-Average Common Shares	27,026	17,608	22,568	16,277

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three months and year ended December 31, 2010 and 2009 (in thousands, except per share amounts).  Please note that certain prior year amounts have been adjusted to conform to current year presentation.

	(unaudited)		(unaudited)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009

Net income (loss) attributable to Winthrop Realty Trust	$3,888	$(5,875)	$16,477	$(84,347)
Real estate depreciation	1,816	1,704	6,399	6,688
Amortization of capitalized leasing costs	1,121	959	3,712	4,226
Real estate depreciation and amortization of unconsolidated interests	2,313	2,169	8,959	6,379
Less: Non-controlling interest share of real estate depreciation and amortization	(801)	(809)	(3,172)	(3,191)

Funds from operations	8,337	(1,852)	32,375	(70,245)
Series C Preferred Share dividends	(58)	(147)	(288)	(147)
Allocations of earnings to Series B-1 Preferred Shares	-	-	-	-
Allocations of earnings to Series C Preferred Shares	(20)	-	(196)	-
FFO applicable to Common Shares-Basic	$8,259	$(1,999)	$31,891	$(70,392)

Weighted-average Common Shares	27,023	17,608	22,566	16,277

FFO Per Common Share-Basic	$0.31	$(0.11)	$1.41	$(4.32)

Diluted
Funds from operations (per above)	$8,337	$(1,852)	$32,375	$(70,245)
Allocation of earnings to Series B-1 Preferred Shares	-	-	-	-
Series C Preferred Dividend	-	(147)	-	(147)
FFO applicable to Common Shares	$8,337	$(1,999)	$32,375	$(70,392)

Weighted-average Common Shares	27,023	17,608	22,566	16,277
Stock options	3	-	2	-
Convertible Series C Preferred Shares	257	-	388	-
Convertible Series B-1 Preferred Shares	-	-	-	-
Diluted weighted-average Common Shares	27,283	17,608	22,956	16,277
FFO Per Common Share-Diluted	$0.31	$(0.11)	$1.41	$(4.32)

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.  In addition to FFO, the Company also discloses FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.  A reconciliation of net income to FFO is provided above.

Consolidated Balance Sheets:
(in thousands, except share data)

	December 31,
	2010	2009
	(unaudited)	(unaudited)
ASSETS
Investments in real estate, at cost
Land	$37,142	$20,659
Buildings and improvements	271,357	228,419
	308,499	249,078
Less: accumulated depreciation	(36,232)	(31,269)
Investments in real estate, net	272,267	217,809

Cash and cash equivalents	45,257	66,493
Restricted cash held in escrows	8,593	9,505
Loans receivable, net	110,395	26,101
Accounts receivable, net of allowances of $262 and $565, respectively	12,402	14,559
Securities carried at fair value	33,032	52,394
Loan securities carried at fair value	11,981	1,661
Available for sale securities, net	-	203
Preferred equity investment	4,010	4,012
Equity investments	81,937	73,207
Lease intangibles, net	26,821	22,666
Deferred financing costs, net	1,158	1,495
Assets held for sale	2,275	3,087
TOTAL ASSETS	$610,128	$493,192

LIABILITIES

Mortgage loans payable	$230,443	$216,767
Series B-1 Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference; 852,000 shares authorized and outstanding at December 31, 2010 and December 31, 2009	21,300	21,300
Revolving line of credit	25,450	-
Accounts payable and accrued liabilities	12,557	7,401
Dividends payable	4,431	3,458
Deferred income	150	48
Below market lease intangibles, net	2,696	2,849
Liabilities of held for sale assets	33	-
TOTAL LIABILITIES	297,060	251,823

COMMITMENTS AND CONTINGENCIES

NON-CONTROLLING REDEEMABLE PREFERRED INTEREST
Series C Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference, 144,000 and 544,000 shares authorized and outstanding at December 31, 2010 and December 31, 2009, respectively	3,221	12,169
Total non-controlling redeemable preferred interest	3,221	12,169

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Common Shares, $1 par, unlimited shares authorized; 27,030,186 and 20,375,483 outstanding at December 31, 2010 and December 31, 2009, respectively	27,030	20,375
Additional paid-in capital	569,586	498,118
Accumulated distributions in excess of net income	(300,782)	(301,317)
Accumulated other comprehensive loss	(63)	(87)
Total Winthrop Realty Trust Shareholders’ Equity	295,771	217,089
Non-controlling interests	14,076	12,111
Total Equity	309,847	229,200
TOTAL LIABILITIES AND EQUITY	$610,128	$493,192

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-K for the year ended December 31, 2010 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614